Exhibit 10.2

LIVANOVA PLC

2015 INCENTIVE AWARD SUB-PLAN

STOCK APPRECIATION RIGHT GRANT NOTICE AND

STOCK APPRECIATION RIGHT AGREEMENT

LivaNova PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), pursuant to its 2015 Incentive Award Sub-Plan, as amended from time to time (the “Sub-Plan”), hereby grants to the holder listed below (“Participant”) an award of stock appreciation rights over the number of ordinary shares of the Company (“Shares”) set forth below (the “SARs”). Upon exercise, each SAR represents the right to receive an amount equal to the Fair Market Value of one Share on the date of exercise less the Exercise Price per Share set forth below. Payment of such amount shall be in cash, Shares (based on their Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Administrator. The SARs are subject to the terms and conditions set forth in this SAR Grant Notice (this “Grant Notice”), the SAR Agreement attached hereto as Exhibit A (the “Agreement”), the Sub-Plan and the special provisions for Participant’s country of residence, if any, attached hereto as Exhibit B (the “Foreign Appendix”), each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in (or by reference in) the Sub-Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:	[________________]

Grant Date:	[__________________]

Grant Number	[__________________]

Exercise Price Per Share:	$[_____]

Total Exercise Price:	$[_____]

Total Number of Shares Subject to SARs:	[______]

Expiration Date:	For each vesting installment, third anniversary of the vesting date.

Vesting Schedule:	Subject to the terms and conditions of the Agreement, the SARs shall vest in equal installments of 50% of the total number of Shares subject to the SARs on each of the first two anniversaries of the Grant Date.

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Sub-Plan, the Agreement, the Foreign Appendix , if applicable, and this Grant Notice. Participant has reviewed the Sub-Plan, the Agreement, the Foreign Appendix, if applicable, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement, the Foreign Appendix, if applicable, and the Sub-Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Sub-Plan, this Grant Notice, the Foreign Appendix, if applicable or the Agreement.

LIVANOVA PLC	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

2

EXHIBIT A

TO STOCK APPRECIATION RIGHT GRANT NOTICE

STOCK APPRECIATION RIGHT AGREEMENT

Pursuant to the Stock Appreciation Right Grant Notice (the “Grant Notice”) to which this Stock Appreciation Right Agreement (this “Agreement”) is attached, LivaNova PLC, a public limited company incorporated under the laws of England and Wales (the “Company”) has granted to Participant Stock Appreciation Rights (“SARs”) under the Company’s 2015 Incentive Award Sub-Plan (as amended from time to time, the “Sub-Plan”) over the number of Shares set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Sub-Plan or the Grant Notice. For purposes of this Agreement:

(a) “Disability” shall be defined as in Participant’s employment letter or agreement with the Company or a Subsidiary, as amended from time to time, or if Participant is not a party to such a letter or agreement or such letter or agreement does not contain such a definition, shall mean a condition that, in the opinion of the Administrator, has a long-term adverse effect on the day-to-day activities of a Participant.

(b) “Good Cause” shall be defined as in Participant’s employment letter or agreement with the Company or a Subsidiary, as amended from time to time, or if Participant is not a party to such a letter or agreement or such letter or agreement does not contain such a definition, shall mean:

(i) Participant’s willful failure to substantially perform his duties for the Company or a Subsidiary (other than any such failure resulting from Participant’s Disability);

(ii) Participant’s willful failure to carry out or comply with, in any material respect, any lawful directive of the Board;

(iii) Participant’s commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction of or pleading guilty to at any time of any criminal offence (excluding driving offences in respect of which a custodial sentence cannot be imposed);

(iv) Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or a Subsidiary’s premises or while performing Participant’s duties and responsibilities for the Company or a Subsidiary;

(v) Participant’s commission at any time of any act of fraud, embezzlement, willful misappropriation, material misconduct, or breach of fiduciary duty against the Company or a Subsidiary (or any predecessor thereto or successor thereof); or

(vi) Participant’s material breach of this Agreement or any agreement with the Company or a Subsidiary to which he or she is a party (including, without limitation, any breach of the restrictive covenants of any such agreement), and which, in the case of clauses (i), (ii) and (vi), continues beyond 30 days after the Company has provided Participant written notice of such failure or breach (to the extent that, in the reasonable judgment of the Board, such failure or breach can be cured by Participant). Whether or not an event giving rise to “Good Cause” occurs will be determined by the Board in its sole good faith discretion.

(c) “Good Reason” shall be defined as in Participant’s employment letter or agreement with the Company or a Subsidiary, as amended from time to time, or if Participant is not a party to such a letter or agreement or such letter or agreement does not contain such a definition, shall mean:

(i) a material diminution in Participant’s authority, duties or responsibilities; or

(ii) a material reduction in Participant’s annual base salary or target bonus,

in case of either of the foregoing, which remains uncured after 30 days following the Company’s receipt of written notice from Participant that Participant believes in good faith that such condition constitutes Good Reason; provided that Participant shall provide such written notice within a period not to exceed 90 days following Participant’s knowledge of the initial existence of such condition or occurrence of such event. Notwithstanding the foregoing, a Termination of Service shall not be for Good Reason unless Participant resigns within six months after the occurrence of the applicable event.

Section 1.2 Incorporation of Terms of Sub-Plan and Foreign Appendix. The SARs are subject to the terms and conditions set forth in the Sub-Plan and the Foreign Appendix, if applicable, each of which is incorporated herein by reference, as well as this Agreement. In the event of any inconsistency between the Sub-Plan and this Agreement, the terms of the Sub-Plan shall control. In the event of any inconsistency between the Sub-Plan and/or this Agreement with the Foreign Appendix, the terms of the Foreign Appendix shall control.

ARTICLE II.

GRANT OF SARS

Section 2.1 Grant of SARs. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the SARs over the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Sub-Plan, the Foreign Appendix, if applicable, and this Agreement, subject to adjustment as provided in Section 13.2 of the Sub-Plan.

Section 2.2 Exercise Price The exercise price per share of the Shares covered by the SARs (the “Exercise Price”) shall be as set forth in the Grant Notice.

Section 2.3 Consideration to the Company. In consideration of the grant of the SARs by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Sub-Plan, the Grant Notice, the Foreign Appendix, if applicable or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and the Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE III.

PERIOD OF EXERCISABILITY

Section 3.1 Commencement of Exercisability.

(a) Subject to Participant’s continued employment with or service to the Company or a Subsidiary on each applicable vesting date and subject to Sections 3.1(b), (c), (d), 3.2 and 3.3 hereof, the SARs shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) In the event of a Change in Control that occurs following the Grant Date, the SARs shall become fully vested and exercisable immediately prior to, but subject to the consummation of, such Change in Control, subject to Participant’s continuous employment with or service to the Company or a Subsidiary through such Change in Control.

(c) A prorated portion of the SARs shall become vested and exercisable upon Participant’s Termination of Service if Participant’s service is terminated by the Company or a Subsidiary without Good Cause or by Participant for Good Reason, with such portion equal to the excess of (i) the product of (A) the aggregate number of SARs covered by this Award and (B) a fraction, the numerator of which is the number of days in the period beginning on the Grant Date and ending on the date of Participant’s Termination of Service and the denominator of which is 730, over (ii) the number of SARs that shall have become vested and exercisable prior to the date of Participant’s Termination of Service.

(d) In the event of Participant’s Termination of Service due to Participant’s death or Disability, the SARs shall become fully vested and exercisable upon such Termination of Service.

(e) Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, except as provided in Section 3.1(c) or (d), any portion of the SARs that has not become vested and exercisable on or prior to the date of Participant’s Termination of Service shall be forfeited on the date of Participant’s Termination of Service and shall not thereafter become vested or exercisable.

Section 3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the SARs become unexercisable, they shall be forfeited immediately.

Section 3.3 Expiration of SARs. The SARs may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration date set forth in the Grant Notice;

(b) Except as the Administrator may otherwise approve, in the event of Participant’s Termination of Service by the Company or a Subsidiary without Good Cause, by Participant for Good Reason or by reason of Participant’s death or Disability, the expiration of one year from the date of Participant’s Termination of Service;

(c) Except as the Administrator may otherwise approve, immediately upon Participant’s Termination of Service by the Company or a Subsidiary for Good Cause; or

(d) Except as the Administrator may otherwise approve, the expiration of three months) from the date of Participant’s Termination of Service for any reason not described in Section 3.3(b) or 3.3(c).

ARTICLE IV.

EXERCISE

Section 4.1 Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the SARs. After the death of Participant, any exercisable portion of the SARs may, prior to the time when the SARs become unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

Section 4.2 Partial Exercise. Any exercisable portion of the SARs or all of the SARs, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the SARs or portion thereof becomes unexercisable under Section 3.3 hereof. However, the SARs shall not be exercisable with respect to fractional shares.

Section 4.3 Manner of Exercise. The SARs, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the SARs or such portion thereof become unexercisable under Section 3.3 hereof:

(a) An exercise notice in a form specified by the Administrator, stating that the SARs or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The payment of any applicable Tax Liability in accordance with Section 4.5;

(c) Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and

(d) In the event the SARs or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the SARs.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

Section 4.4 Time of Settlement. The Shares or cash payable upon exercise of the SARs or any portion thereof shall be provided to Participant within 60 days following the date of exercise of the SARs or such portion. Any such cash shall be payable in a lump sum.

Section 4.5 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including income tax, employees’ (and at the discretion of the Company, employer’s) National Insurance contributions, social security contributions and the employee portion of any FICA obligation) required by law to be withheld or otherwise arising with respect to any taxable event arising pursuant to this Agreement, including the grant or vesting of the SARs, the settlement of the SARs on vesting in either Shares or cash and the sale of any of the Shares (any a “Tax Liability”). The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with the consent of the Administrator, by requesting that the Company withhold a net number of Shares issuable upon the exercise of the SARs having a then current Fair Market Value or, if the SARs are settled in cash, an amount of the cash payment made with respect to the SARs, in each case not exceeding the amount necessary to satisfy the Tax Liability based on the minimum applicable statutory rates for such Tax Liability or such other rate as does not result in adverse accounting consequences for the Company;

(iv) with the consent of the Administrator, by tendering to the Company Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the Tax Liability based on the minimum applicable statutory rates for such Tax Liability or such other rate as does not result in adverse accounting consequences for the Company;

(v) if the Administrator determines to settle the SARs in Shares, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to any Shares then issuable to Participant upon exercise of the SARs that are not subject to the lock-up period described in Section 5.1, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the Tax Liability arises in satisfaction of such Tax Liability; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) The Company shall not be obligated to deliver any cash or any certificate representing Shares issuable with respect to the exercise of the SARs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the SARs or any other taxable event related to the SARs; provided, however, that no payment shall be delayed under this Section 4.5(b) if such delay would result in a violation of Section 409A.

(c) With respect to any Tax Liability arising in connection with the SARs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 4.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 4.5(a)(ii) or Section 4.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate.

(d) In the event any Tax Liability arising in connection with the SARs will be satisfied under Section 4.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares then issuable upon the exercise of the SARs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Liability (subject to Section 5.1) and to remit the proceeds of such sale to the Company or the Subsidiary. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 4.5(d). In the event of any such broker-assisted sale of Shares: (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Sub-Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable Tax Liability, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable Tax Liability; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable Tax Liability, Participant agrees to pay immediately upon demand to the Company or the Subsidiary an amount in cash sufficient to satisfy any remaining portion of the Tax Liability.

(e) Participant is ultimately liable and responsible for and indemnifies the company and each Subsidiary against all Tax Liability arising in connection with the SARs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the SARs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any Tax Liability in connection with the awarding, vesting or exercise of the SARs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the SARs to reduce or eliminate any Tax Liability.

Section 4.6 Conditions to Issuance of Shares. If the Administrator determines to settle any SARs in Shares, the Company shall not be required to issue or deliver any Shares upon the exercise of such SARs prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body that the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 4.5 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.

Section 4.7 Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any of the Shares subject to the SARs unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment shall be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 13 of the Sub-Plan. Except as otherwise provided herein, if the Administrator determines to settle the SARs in Shares, after such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such shares.

ARTICLE V.

POST-EXERCISE LOCK-UP PERIOD FOR SHARES

Section 5.1 Lock-Up Period. Participant shall not be permitted to sell, pledge, assign or transfer in any manner 50% of the Shares received upon each exercise of any SARs until the earliest of (i) the completion of the 18-month period immediately following the date of vesting of such SARs, (ii) the date of a Change in Control and (iii) the date of Participant’s Termination of Service by the Company without Good Cause or by Participant for Good Reason.

ARTICLE VI.

OTHER PROVISIONS

Section 6.1 Administration. The Administrator shall have the power to interpret the Sub-Plan, the Grant Notice, the Foreign Appendix, if applicable, and this Agreement and to adopt such rules for the administration, interpretation and application of the Sub-Plan, the Grant Notice, the Foreign Appendix, if applicable, and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Sub-Plan, the Grant Notice, the Foreign Appendix, if applicable, or this Agreement.

Section 6.2 SARs Not Transferable. Without limiting the generality of any other provision hereof, the SARs shall be subject to the restrictions on transferability set forth in Section 11 of the Sub-Plan.

Section 6.3 Adjustments. Participant acknowledges that the SARs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Sub-Plan, including Section 13 of the Sub-Plan.

Section 6.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 6.7 Conformity to Securities Laws. Participant acknowledges that the Sub-Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations and to the extent deemed applicable by the Administrator, the provisions of the Listing Rules of the London Stock Exchange published by the UK Listing Authority. Notwithstanding anything herein to the contrary, the Sub-Plan shall be administered, and the SARs are granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Sub-Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 6.8 Amendment, Suspension and Termination. To the extent permitted by the Sub-Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, however, that, except as may otherwise be provided by the Sub-Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the SARs in any material way without the prior written consent of Participant.

Section 6.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 11 and the Sub-Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 6.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Sub-Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Sub-Plan, the SARs, the Grant Notice, the Foreign Appendix, if applicable, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 6.11 Not a Contract of Service Relationship. Nothing in this Agreement or in the Sub-Plan shall confer upon Participant any right to continue to serve as an Employee of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and the Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant. Neither the Sub-Plan, the Grant Notice, nor this Agreement afford the Participant any rights to compensation or damages including for loss or potential loss that the Participant may suffer by reason of being unable to exercise the SAR as a result of the termination of the Sub-Plan, lapse of the SAR or the termination of the Participant’s employment.

Section 6.12 SARs Not Part of Employment Compensation. The SARs and the Shares subject to the SAR are extraordinary items that do not constitute part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, its parent, or any Subsidiary or affiliate of the Company.

Section 6.13 Data Protection. By signing the Grant Notice and this Agreement, the Participant acknowledges and agrees that:

(a) the Company or the Participant’s Employer are permitted to hold and process personal (and sensitive) information and data about the Participant as part of their personnel and other business records and may use such information in the course of its business.

(b) the Company or the Participant’s Employer may disclose such information (as described in (a) above) to third parties, including where they are situated outside the European Economic Area, in the event that such disclosure is in their view required for the proper conduct of their business; and

(c) this section applies to any information held, used or disclosed in any medium.

Section 6.14 Entire Agreement. The Sub-Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, the Subsidiaries and Participant with respect to the subject matter hereof.

Section 6.15 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice, the Foreign Appendix, if applicable, or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Notwithstanding anything herein to the contrary, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Participant or any other person to the Company or any of its Subsidiaries, employees or agents.

Section 6.16 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 6.17 Limitation on Participant’s Rights. Participation in the Sub-Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Sub-Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the SARs, and rights no greater than the right to receive Shares or cash as a general unsecured creditor with respect to the SARs, as and when exercised pursuant to the terms hereof.

Section 6.18 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 6.19 Special Provisions for SARs Granted to Participants Outside the U.S. If Participant performs services for the Company outside of the United States, the SARs shall be subject to the special provisions, if any, for Participant’s country of residence, as set forth in the Foreign Appendix.

(a) If Participant relocates to one of the countries included in the Foreign Appendix during the life of this Option, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Sub-Plan.

(b) The Company reserves the right to impose other requirements on this Award and any Shares received upon exercise of the SARs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Sub-Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * *

EXHIBIT B

TO STOCK APPRECIATION RIGHT GRANT NOTICE

SPECIAL PROVISIONS FOR SARS

GRANTED TO PARTICIPANTS OUTSIDE THE U.S.

This Exhibit B includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the SAR Agreement (the “Agreement”) and the Sub-Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Sub-Plan or the Agreement, as applicable.

This Foreign Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Sub-Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of [            ], 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Sub-Plan because the information may be out of date at the time the SARs are exercised or any Shares acquired under the Sub-Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Participant.

B-1